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                                                                     EXHIBIT 5.1

                                November 19, 2004

Six Flags, Inc.
11501 Northeast Expressway
Oklahoma City, Oklahoma 73131

Ladies and Gentlemen:

            We have acted as counsel to Six Flags, Inc., a Delaware corporation (the "Company"), in connection with the issuance of up to $282,500,000 aggregate principal amount of the Company's 4.50% Convertible Senior Notes due 2015 (the "Convertible Notes") under the Registration Statement on Form S-3, Registration File No. 333-76595 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement provides for the offering, issuance and sale, from time to time, of the securities described therein at an aggregate initial public offering price that will not exceed $1,000,000,000. This opinion supplements the opinions previously filed as exhibits to the Registration Statement. At your request, this opinion is being furnished to you for filing on a Current Report on Form 8-K of the Company and incorporated by reference as Exhibit 5.1 to the Registration Statement. The Convertible Notes are to be issued pursuant to an Indenture, dated as of June 30, 1999, between the Company and The Bank of New York, as Trustee (the "Base Indenture"), as amended by the Second Supplemental Indenture (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), dated November 19, 2004, to be entered into between the Company and the Bank of New York. The Second Supplemental Indenture was filed as an exhibit to the Current Report on Form 8-K of the Company, dated November 19, 2004.

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, the Registration Statement, the Indenture and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such

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Six Flags, Inc.
November 19, 2004
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officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Convertible Notes are duly authorized by all necessary corporate action on the part of the Company, and, when duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principals of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            The opinion expressed herein is limited to the laws of the State of New York and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                Very truly yours,



                                /s/ Weil, Gotshal and Manges LLP